UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 7, 2020

Allakos Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38582	45-4798831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

975 Island Drive, Suite 201

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 597-5002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	ALLK	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2020, Allakos Inc. (the “Company”) entered into a ten-year commercial supply agreement (the “Supply Agreement”) with Lonza Sales AG (“Lonza”), pursuant to which Lonza has agreed to manufacture antolimab (AK002) for the Company, among other related services. Lonza is currently the Company’s sole manufacturer for antolimab (AK002).

Pursuant to the Supply Agreement, the Company will provide rolling forecasts to Lonza that reflect future manufacturing of antolimab (AK002) by Lonza.

The Supply Agreement may be terminated by either party before its expiration in the event of certain breaches of the Supply Agreement by the other party. In addition, the Company may terminate the Supply Agreement under other specified conditions.

The Supply Agreement includes customary indemnification, intellectual property protection, remedies and confidentiality terms, as well as certain quality requirements.

The foregoing summary of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Agreement, a copy of which the Company anticipates filing as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allakos Inc.

Date: April 13, 2020	By:	/s/ Robert Alexander
Robert Alexander
Chief Executive Officer

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